NON-COMPETITION AGREEMENT



                  NON-COMPETITION AGREEMENT (this "Agreement"), dated as of January 2, 1999, among SYNETIC HEALTHCARE COMMUNICATIONS, INC., a Delaware corporation (the "Company"), SYNETIC, INC., a Delaware corporation ("Synetic"), Avicenna Systems Corporation, a Massachusetts corporation ("Avicenna") and wholly owned subsidiary of Synetic, and CERNER CORPORATION, a Delaware corporation ("Cerner").

                  WHEREAS, the Company and Cerner have entered into a Subscription Agreement, dated as of January 2, 1999 (the "Subscription Agreement"), pursuant to which Cerner agreed to subscribe for and purchase from the Company, and the Company agreed to issue and sell to Cerner, 248,439 shares of the Company's common stock, par value $.01 per share, in exchange for Cerner agreeing to enter into various agreements, including this Agreement; and

                  WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the consummation of the transactions contemplated by the Subscription Agreement;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

                  "CareXchange" means the transaction environment, consisting of the Company's host computer or computers and a network or networks set up by the Company to enable physicians and their staff to perform information activities and transactions by interfacing between their computers, those of the Company, and those of healthcare payers, laboratories and pharmacies.



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                  "Company Business" means the provision of "extra-enterprise"
         prescription, laboratory and managed care transaction and messaging services (the "Services") that connect physicians with Payers, pharmacies and laboratories, which shall include, without limitation, connection to and management of Services with all PBM systems; connection to and management of Services with all Payer systems (including third party payers and direct payers (e.g., employers)); connection to and management of Services with all physicians and other provider systems; connection to and management of Services with healthcare suppliers (e.g., pharmacies, laboratories); connection to and management of Services with consumers; and connection to and management of services with other data switches (e.g., clearing houses); and any mutually agreed to extension or modification of the foregoing.

                  "Distribution Partner" means a Person that provides software to physicians and physician office desktops and has (i) the right to integrate the Company's core software or services into its physician desktops which provides or enables access to the CareXchange and/or
         (ii) the ability to distribute such integrated software to physicians, subject to restrictions and scope of use of such licensed technology.

                  "HMO" means a Health Maintenance Organization.

                  "HNV" means Health Network Ventures, Inc., a Delaware corporation.

                  "IDN" or "Integrated Delivery Network" means a legally structured alliance among one or more hospitals, physicians and other healthcare providers (laboratories, imaging centers, etc.) that can provide substantially all health care services to a defined geographic population of patients in a coordinated fashion.

                  "Inter-Exchange Partner" means a Person that provides networks to Payers, physicians or suppliers of health care products or services and has the right to connect to the Company's network for the purpose of exchanging reciprocal services between its network and the Company's network of associated Payers, physicians and suppliers.

                  "Marketing Agent" means a Person that has the right to sell services of the Company to certain Payers or suppliers of health care products or services, at prices, terms and technical requirements determined by the Company.

                  "Marketing Agreement" means the marketing agreement among the Company and Cerner, dated as of the date hereof.

                  "Payer" means any HMO, PBM, indemnity or other healthcare insurer, self-funded health plan (including employers), union sponsored plan, workers compensation entity or other source responsible for the payment of fees and expenses for health care services.


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                  "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                  "Restricted Period" means the shorter of:

                           (i) the longer of (v) the period from the date of
                  this Agreement until five years thereafter and (w) the period from the date of this Agreement until expiration of one year following the date from which Cerner is no longer the beneficial owner of any Common Stock, and

                           (ii) the period from the date of this Agreement until
                  (x) the fourth anniversary of this Agreement in the event Cerner transfers shares of Common Stock to Synetic in accordance with Section 2.03(d) of the Stockholders Agreement or (y) the third anniversary of this Agreement in the event Cerner transfers shares of Common Stock to Synetic in accordance with Section 2.03(e) of the Stockholders Agreement.

                  "Restricted Services" means the following "extra enterprise" medical/healthcare transaction and messaging services to Payers, medical laboratories, pharmacies and physicians, unless acting as a Distribution Partner, Marketing Agent or Inter-Exchange Partner for the
         Company:

                           (i)      claims, claims status and remittance advice;
                           (ii)     encounter submission;
                           (iii) eligibility, which may include benefit plan detail;
                           (iv)     referrals and authorizations;
                           (v)      pre-certifications and authorizations;
                           (vi)     prescription services; and
                           (vii) laboratory services (specifically, orders and results linked to Payer rules).

                  "Synetic" means Synetic, Inc., a Delaware corporation.

                  "Stockholders Agreement" means the stockholders agreement among Avicenna, Synetic, Cerner and the Company, dated as of the date hereof.




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                                   ARTICLE II

                                 NON-COMPETITION

                  SECTION 2.01. Non-Competition of Cerner. (a) During the Restricted Period, Cerner and its Affiliates (other than HNV) shall not, directly or indirectly, provide any Restricted Services or, other than pursuant to, or permitted by, the Marketing Agreement, act as a Marketing Agent or Distribution Partner for any Restricted Services within the United States; provided, however, that, the foregoing shall not prohibit Cerner or any of its Affiliates from (i) providing intra-enterprise transaction and messaging services (including HNV products and services) to IDNs and their owned Payers or owned, affiliated or contracted medical laboratories, pharmacies and physicians or (ii) contracting to license or otherwise provide technology, intellectual property or services to any person or entity for intra-enterprise use, even though the organization or entity may include a medical laboratory, Payer or pharmaceutical company as part of its business (either as a division or subsidiary).

                  (b) During the Restricted Period, without the prior written consent of the Company, neither Cerner nor any of its Affiliates (other than HNV) will, directly or indirectly, maintain an investment in any organization (with the exception of HNV) which provides services which compete with the Restricted Services as a primary component of its business. Nothing herein shall prevent Cerner from maintaining an investment in a management services organization.

                  (c) Cerner reserves the right to be an Inter-Exchange Partner for the Kansas City metropolitan area, including to a Payer, IDN, employer, laboratory, physician, insurance company or other entity involved in health care or financing health care and any health care technology solution so long as any extra-enterprise solution is capable of being connected to the CareXchange; provided, however, that Cerner's right hereunder shall not extend to "extra-enterprise" prescription services and laboratory services (specifically, orders and results linked to Payer rules), which services shall be exclusively marketed by the Company through Cerner.

                  (d) Nothing in Section 2.01(a), (b), (c) or (e) shall prohibit Cerner or its Affiliates from performing the following functions or supporting roles:

                  (i) allowing IDNs using Cerner software to connect to the Company's competitor's national networks; provided, however, Cerner will not actively market and distribute services as part of its desktop product offering which compete with the Restricted Services;

                  (ii) providing Cerner software to physicians that allows such physicians to connect to competitors of the Company's national networks; provided, however, Cerner


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         will not actively market and distribute services as part of its desktop offering which compete with the Restricted Services;

                  (iii) providing services or technology to IDNs, who wish to set up their own network of Payers and providers within their service marketplace so long as such IDNs will be capable of being an Inter-Exchange Partner to the Company; and

                  (iv) performing all services and providing all technology reasonably necessary or desirable to fulfill Cerner's outstanding proposal to Emphisource if the proposal is accepted in substantially its current form as regards eligibility. In connection with such proposal, Cerner shall not provide "extra-enterprise" prescription services or laboratory services (specifically, orders and results linked to payer rules) and with respect to other Restricted Services, Cerner shall only provide such Restricted Services (whether on its own or in conjunction with a third party), other than eligibility, if such services cannot be provided by the Company on terms and pricing comparable to those otherwise available to Cerner. In the event Cerner is asked by Emphisource to respond to a new "request for information" or a "request for proposal" after the date hereof, Cerner and the Company shall cooperate and make such response jointly and such response shall provide that, to the extent practicable, all Restricted Services, other than eligibility, will be provided by the Company.

                  (e) Cerner agrees that:

                  (i) it will not market HNV's services to non-IDN Payers, but Cerner maintains the right to sell HNV to IDNs;

                  (ii) with the exception of Open Engine technology and the common "web-top", it will not transfer the Cerner technology relating to the Company Business (either developed independently or jointly) to HNV;

                  (iii) it will not share development and implementation staff that are working directly on the Company's project with HNV;

                  (iv) it will ensure that the Company's confidential information is not shared by Cerner with HNV; provided, however, that this obligation shall not extend to any confidential information which is lawfully in the possession of HNV from a third party; and

                  (v) will not license or otherwise provide technology to any entity that will enable such entity to be a competitor of the Company Business.



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                  (f) At no time shall Cerner take any action to enable its
desktop technology that would have the effect of forcing physicians that are using Restricted Services to switch via a new release or an interim release of a Cerner physician desktop office product or otherwise to an exchange or service that is in competition with the Company, or that would impede or prevent access to CareXchange.


                  SECTION 2.02. Non-Competition of the Company. (a) During the Restricted Period, neither the Company nor any of its Affiliates will, directly or indirectly, engage in the business of providing intra-enterprise process automation software products or services, whether on a locally installed or remotely provided basis, provided, however, that the foregoing shall not prohibit the Company from providing task automation tools and services to physicians and offices of physicians and pharmacies not owned by IDNs, that facilitate the utilization of the Company's products or services (e.g., schedules, day lists, registrations, rosters, etc.).

                  (b) The Company agrees that, during the Restricted Period, the Company will not provide any Restricted Services, other than "extra-enterprise" prescription services or laboratory services (specifically, orders and results linked to Payer rules), within the greater Kansas City metropolitan area (which services shall be exclusively marketed by the Company through Cerner in such territory) without the prior written consent of Cerner; provided, however, that this Section 2.02(b) shall not apply to contracts of the Company with Payers with geographically diverse operations headquartered outside Kansas City.

                  SECTION 2.03. Non-Competition of Synetic. All of the Company's Business conducted by Synetic, Avicenna and their respective Affiliates shall be conducted solely through the Company; provided, however, that in the event Synetic, Avicenna or any Affiliate thereof shall acquire a business that conducts the Company's Business, Synetic, Avicenna or such Affiliate shall have a reasonable period of time to transfer such operations to the Company.

                  SECTION 2.04. Non-Solicitation of All Parties. As a separate and independent covenant, each party agrees with the other parties that, during the Restricted Period, each party will not in any way, directly or indirectly, employ, hire, enter into an independent contracting arrangement or agency relationship with or solicit in respect of the foregoing any officers or employees of the other parties or any of their Affiliates; provided, however, that the Company shall be permitted to employ, hire, enter into an independent contracting arrangement or agency relationship with or solicit in respect of the foregoing any officers or employees of Synetic.

                  SECTION 2.05. Exclusions. Nothing in this Article II shall limit the right of either Synetic, Cerner or their respective Affiliates to build and deploy disease management programs.



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                  SECTION 2.06. Acknowledgment. The parties acknowledge that the covenants of each party set forth in this Article II are an essential element of this Agreement and the Subscription Agreement and that, but for the agreement of each of the parties to comply with these covenants, each party would not have entered into this Agreement and the Company and Cerner would not have entered into the Subscription Agreement. The parties have independently consulted with their respective counsel and after such consultation agree that the covenants set forth in this Agreement are reasonable and proper.

                  SECTION 2.07. Unenforceability. The parties acknowledge and agree that the Restricted Period, scope, geographical area and other provisions of this Agreement have been specifically negotiated by sophisticated commercial parties and that all such provisions are reasonable under the circumstances of the transactions contemplated by the parties. In the event that the agreements contained in this Agreement shall be deemed by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a time or over too great a geographical area or by reason of their being too extensive in any other respect, they shall be interpreted to extend only over the maximum period of time for which they may be enforceable and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.


                                   ARTICLE III

                              TERM AND TERMINATION.

                  SECTION 3.01. Term. Unless terminated earlier pursuant to
Section 3.02, this Agreement shall terminate on the expiration of Restricted Period (the "Term").

                  SECTION 3.02. Termination. Notwithstanding Section 3.01, this Agreement may be terminated:

                  (a) by the Company, at any time, not less than 60 days after delivery of notice to Cerner, in the event that Cerner shall have defaulted on or breached any material term of this Agreement and shall not have cured such breach within 30 days after receiving such notice from the Company specifying the nature of such default or breach; or

                  (b) by Cerner, at any time, not less than 60 days after delivery of notice to the Company in the event that the Company shall have defaulted on or breached any material term of this Agreement and shall not have cured such breach within 30 days after receiving notice from Cerner specifying the nature of such default or breach; or



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                  (c) by any party, immediately upon delivery of notice to the relevant party, in the event that such other party (i) requires a composition or other similar arrangement with creditors, files for bankruptcy or is declared bankrupt or (ii) shall have assigned or transferred to any third party any of its rights or obligations hereunder except in accordance with Section 4.04.

                                   ARTICLE IV

                                  MISCELLANEOUS

                  SECTION 4.01. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 4.02. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  SECTION 4.03. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof.

                  SECTION 4.04. Assignment. This Agreement shall not be assigned without the express written consent of the parties (which consent may be granted or withheld in the sole discretion of any party) except that any party hereto may assign its rights hereunder to an Affiliate of such party; provided, however, that any such assignment shall not relieve the assigning party of its obligations hereunder.; provided, further, however, that any party may, without the written consent of the other parties, assign and delegate this Agreement and its rights and obligations hereunder in connection with a merger, consolidation or sale of all or substantially all of its assets (which sale shall include the assignment and assumption of all rights and obligations under the Ancillary Agreements (as defined in the Stockholders Agreement) and the Stockholders Agreement).

                  SECTION 4.05. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors and nothing herein, express or implied, is intended to or shall confer upon any other


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person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 4.06. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each of the parties.

                  SECTION 4.07. Governing Law. This Agreement shall be governed by the laws of the State of New York.

                  SECTION 4.09. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  SECTION 4.10. Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or the transactions contemplated hereby and for any counterclaim therein.




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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed by their respective authorized signatories thereunto duly authorized as of the day and year first above written.


                                      SYNETIC HEALTHCARE COMMUNICATIONS, INC.



                                      By
                                        --------------------------------------
                                      Name:
                                      Title:


                                      SYNETIC, INC.



                                      By
                                        --------------------------------------
                                      Name:
                                      Title:



                                      AVICENNA SYSTEMS CORPORATION



                                      By
                                        --------------------------------------
                                      Name:
                                      Title:



                                      CERNER CORPORATION



                                      By
                                        --------------------------------------
                                      Name:
                                      Title: